                                                                EXHIBIT 20.A


                                 DEED OF PLEDGE

THE UNDERSIGNED:

1. TRIEF CORPORATION S.A., a company incorporated under the laws of Luxembourg, having its registered office at L-1050 Dommeldange, 50, rue de Beggen, Luxembourg (the "Pledgee");

2. BANITA S.A., a company incorporated under the laws of Luxembourg, having its address at 33, boulevard du Prince Henri, 1724 Luxembourg (the "Pledgor"); and

3. TRADER CLASSIFIED MEDIA N.V., a public company with limited liability (NAAMLOZE VENNOOTSCHAP) incorporated under the laws of The Netherlands, having its seat in Amsterdam, its address at 1062 XD Amsterdam, Overschiestraat 61, and registered at the Trade Register under number 34107221, (the "COMPANY").

RECITALS:

A. Beheer- en Beleggingsmaatschappij Tewina B.V. (the "Obligor") and the Pledgee have entered into (i) the Call Option Agreement, of even date herewith (the "Call Option Agreement") and (ii) the (Blouin) Call Option Agreement, of even date herewith (the "Blouin Call Option Agreement"; together with the Call Option Agreement the "Agreements") and the Pledgor has entered into a Deed of Guarantee, of even date herewith (the "Guarantee") with the Pledgee pursuant to which the Pledgor has agreed to guarantee the Obligor's obligations under the Agreements.

B. The Pledgor and the Pledgee hereby agree that the Pledgor shall grant the Pledgee a first priority right of pledge (EEN EERSTE RECHT VAN PAND) on 3,000,000 registered ordinary class B shares, each with a nominal value of one euro and ninety-two eurocent (EUR 1.92) (the 'B shares'), in the capital of the Company (the 'Shares'), to secure the prompt and complete payment and performance of any and all obligations of the Pledgor for the payment of money ("tot voldoening van een geldsom") to the Pledgee (the 'Secured Obligations').

NOW, THEREFORE, in consideration of the recitals above, the Pledgor hereby agrees with the Pledgee as follows:

SECTION 1.

PLEDGE OF THE SHARES AND OTHER COLLATERAL

     1.   1.   The Pledgor hereby agrees to pledge and pledges (verpandt) by means of a first priority right of pledge (EEN EERSTE RECHT VAN
               PAND) the Shares to the Pledgee, as collateral security for the due, full and punctual payment by the Pledgor of the Secured
               Obligations; the pledge is hereby accepted by the Pledgee.

     1.   2.   Subject to Sections 3 and 5 hereof with respect to dividends and other distributions, the Pledgor hereby pledges to the Pledgee and the Pledgee hereby accepts as security for the due, full and punctual payment by the Pledgor of the Secured Obligations, all rights to or under dividends, bonus shares, stock dividends, newly issued shares including but not limited to newly issued shares as a result of conversion, stock split, consolidation, and merger, cash distributions, proceeds, options, warrants, claim rights and other similar rights currently existing or in the future arising or received with respect to or out of the Shares
               (all such collateral pledged to the Pledgee under this subsection
               1.2 being collectively referred to as the "RIGHTS" and all of the collateral granted to the Pledgee under subsection 1.1 and this subsection 1.2 being collectively the "COLLATERAL").

     1.   3.   To the extent no valid pledge of the Rights is created hereunder, the Pledgor irrevocably and unconditionally undertakes to pledge, subject to sections 3 and subsection 5.2.a, to the Pledgee, the Rights.

     1.   4.   The Pledgor undertakes to procure that at all times, so long as this Deed of Pledge has not terminated, the Company shall include in its shareholders register appropriate entries confirming the pledge of its Shares granted by the Pledgor hereunder.

               For the purpose of this Deed of Pledge the term "SHARES" shall be construed so as to include any and all future shares in the capital of the Company that may be acquired by the Pledgor and pledged to the Pledgee pursuant to this Deed of Pledge after the date hereof, to the extent the Pledgor is required to pledge such

               Shares to the Pledgee pursuant to section 1.2 hereof.

     1.   5.   The Pledgor hereby grants to the Pledgee an irrevocable power of attorney to perform on behalf and in the name of the Pledgor or its legal successors, after the occurrence of an Event of Default, as defined hereinafter, any and all of its obligations under this Deed of Pledge, which irrevocable power shall survive, to the fullest extent permitted by law, any and all circumstances affecting the Pledgor or one or more of its legal successors, including dissolution of the Pledgor or one or more of its legal successors. The Pledgor will procure that Banita 1 S.A. reissues this power of attorney after the demerger referred to in Section
               4 below.

SECTION 2.

REPRESENTATIONS AND WARRANTIES

Without prejudice to the representations and warranties made in the Agreements and the Guarantee, the Pledgor represents and warrants:

(i)   the Shares are fully paid-up and are free and clear of any encumbrances;

(ii) no depositary receipts ("CERTIFICATEN VAN AANDELEN") for the Shares have been issued with the cooperation of the Company;

(iii) the Pledgor is the sole and legal owner of the Shares;

(iv) subject to section 4, and except as set forth in the Transaction Agreement dated October 30, 2002, among John H. MacBain ('JHM'), Louise T. Blouin MacBain ('LTBM'), CODAN Trust Company Limited (the `JHM Trustees'), as Trustees of the JACTMAC Media Trust and Rothschild Trust Guernsey Limited (the 'LTBM Trustees'), as Trustees of the Leo Trust (the 'Transaction Agreement'), the Pledgor has not granted to any third party any rights to acquire the Shares;

(v) this Agreement creates a valid first priority pledge on the Shares, securing the payment of the Secured Obligations.

SECTION 3.

RIGHTS IN RESPECT OF THE COLLATERAL

Subject to subsection 5 hereof, so long as the Pledgee has not delivered any notice to the Obligor pursuant to Section 9.2 of the Agreements (an "Event of Default"), the Pledgor or its legal successors shall be entitled to receive, retain and utilize any and all dividends and other distributions received in cash or other payment of money in respect of the Collateral until the occurrence of an Event of Default that is continuing.

SECTION 4.

COVENANTS AS TO THE COLLATERAL

The Pledgor agrees and undertakes with the Pledgee that it shall not be entitled to, and that it shall not, sell, transfer, assign, pledge, encumber, dispose of, transform or otherwise deal with the Collateral.

Notwithstanding the undertaking provided for in the previous sentence, the Pledgor contemplates to enter into a legal demerger (scission) within the meaning of articles 285 and following of the Luxembourg law of 10 August 1915 on commercial companies, as amended (the "1915 law"), pursuant to which all assets and liabilities of the Pledgor shall be acquired under universal title (transfert d'universalite) by three private companies with limited liability that will be incorporated upon the demerger taking effect and upon which the Pledgor shall cease to exist.

The companies that will be incorporated upon the demerger taking effect are:

o    Banita 1 S.A.:

o    Banita 2 S.A.

0    and Banita 3 S.A.

and each of the companies to be incorporated pursuant to the demerger shall acquire such assets and liabilities under universal title, as shall be determined in the deed of legal demerger.

The legal demerger shall not affect the validity of the pledge of the Shares and Collateral created pursuant to this Deed of Pledge and the fact that it is a first priority right of pledge. However, the Pledgee specifically acknowledges and agrees that the Shares and Collateral and all of the rights and obligations of the Pledgor under this Deed of Pledge and the Guarantee shall be transferred in the demerger to Banita 1 S.A. and agrees that, effective upon the effectiveness of the demerger, Banita 1 S.A. shall be substituted as a party for the Pledgor under this Deed of Pledge provided that Luxembourg counsel to Banita 1 SA provide a legal opinion to the Pledgee in form and substance satisfactory to the Pledgee confirming that the deed of pledge and the guarantee to secure the Secured Obligations to be granted by Banita 1 S.A. are binding and enforceable upon Banita 1 SA to the same extent that they are binding and enforceable against the current Pledgor.
Furthermore Banita 1 SA's, Banita 2 SA, Banita 3 SA and the Pledgor undertake to execute such further documents and to take such other steps as may be necessary to ensure that Banita 1 SA's obligations under the pledge and the guarantee to secure the Secured Obligations to be given by Banita 1 SA are legal and valid upon Banita 1 SA. Provided that the Pledgee has obtain a valid and binding deed of pledge from Banita 1 S.A. on the Collateral to secure the Secured Obligations; the Pledgee agrees that it will not institute any proceedings in the Luxembourg courts or elsewhere in opposition to the demerger or seeking to nullify the demerger and that it will not institute any proceedings in the Luxembourg courts to obtain additional guarantees as a consequence of the demerger on the basis of article 297 of the 1915 law.

The Pledgee hereby further agrees, for the benefit of Banita 2 S.A. and Banita 3 S.A. (the 'LTBM Entities'), that it will not at any time assert any claim against either of the LTBM Entities for liabilities arising out of this Deed of Pledge.

SECTION 5.

VOTING RIGHTS, DIVIDENDS AND OTHER DISTRIBUTIONS UPON
EVENT OF DEFAULT

     5.   1.   The voting rights attached to the Shares shall remain vested in the Pledgor or its legal successors and the Pledgee shall not have the rights which Dutch law affords the holders of depositary receipts ("certificaten van aandelen") that are issued with the cooperation of the company concerned, as referred to in article
               2:89 paragraph 4 Dutch Civil Code.

     5.   2.   Upon the occurrence of an Event of Default:

               a. all rights of the Pledgor or its legal successors to receive the dividends and all other distributions, which it would otherwise be authorized to receive and retain pursuant to
                    Section 3 hereof, shall automatically cease, and thereupon the Pledgee shall have the sole right to receive and hold as Collateral such dividends and other distributions; and

               b. the Pledgee shall be entitled to collect all liquidation proceeds, if any, which are to be distributed on the Shares upon dissolution and liquidation of the Company or otherwise; and

               c. all dividends and other distributions which are received by the Pledgor or its legal successors contrary to the provisions of the preceding paragraph shall be received on behalf and for the benefit of the Pledgee, shall be segregated from the other assets of the Pledgor or its legal successors, and shall be immediately paid over or delivered (with any necessary endorsements) to the Pledgee or its authorized designee as Collateral in the exact form as received, to be held by the Pledgee as Collateral.

     5.   3.   The Pledgee agrees to give notice to the Pledgor or its legal successors of the occurrence of an Event of Default; provided, however, that any delay in giving such notice shall not affect the rights or powers of the Pledgee under this Deed of Pledge or the Agreements.

     5.   4.   Notwithstanding the provisions set forth in subsection 5.3, the
               Pledgee agrees that upon the occurrence of an Event of Default it shall be bound by the following terms and conditions:

               a. the Pledgee shall notify LTBM and the LTBM Trustees of the occurrence of an Event of Default;

               b. the Pledgee shall allow LTBM and the LTBM Trustees to transfer or have transferred, within fifteen Business Days, as defined in the Transaction Agreement, of receiving the notice referred to in Section 5.4.a. to the Pledgor or its legal successors, by way of a valid and effective transfer, registered ordinary class A shares, each with a nominal value of sixteen eurocent (EUR 0.16), in the capital of the Company (the 'LTBM A shares'), all such LTBM A shares to be fully paid-up and free and clear of any liens or attachments, in exchange for an equal number of Shares, such Shares to be transferred by the Pledgor or its legal successors to LTBM or the LTBM Trustees, or to any designee thereof.

                    The B shares concerned shall not be released from the right of pledge by the Pledgee until the LTBM A shares acquired by the Pledgor or its legal successors in exchange for the B shares are pledged by the Pledgor or its legal successors to the Pledgee, pursuant to the execution of a deed of pledge, the terms and conditions of which shall be in form and substance the same as the terms and conditions of this Deed of Pledge.

               c. the Pledgee shall not take possession, nor shall it grant its cooperation to any third party taking possession of, ownership of, or taking title to, or selling or causing to sell any B shares, without first providing notice to LTBM and the LTBM Trustees of the occurrence of an Event of Default and allowing LTBM and the LTBM Trustees to transfer or have transferred, within fifteen Business Days, as defined in the Transaction Agreement, to the Pledgor or its legal successors, by way of a valid and effective transfer, LTBM A shares, all such LTBM A shares to be fully paid-up and free and clear of any liens or attachments, in exchange for an equal number of B shares, such B shares to be transferred by the Pledgor or its legal successors to LTBM or the LTBM Trustees, or to any designee thereof.

                    The B shares concerned shall not be released from the right of pledge by the

                    Pledgee until the LTBM A shares acquired by the Pledgor or its legal successors in exchange for the B shares are pledged by the Pledgor or its legal successors to the Pledgee, pursuant to the execution of a deed of pledge, the terms and conditions of which shall be in form and substance the same as the terms and conditions of this Deed of Pledge.

               d. If the Pledgee acquires ownership of any Shares it shall deliver such Shares as directed by LTBM and the LTBM Trustees in the event that LTBM or the LTBM Trustees or their Designee (as defined in the Transaction Agreement) exercise the LTBM Option (as defined in the Transaction Agreement), provided that the LTBM Trustees or their Designee delivers all or a portion of the exercise price of the JHM Option Shares (as defined in the Transaction Agreement) underlying the LTBM Option to the Pledgee in full satisfaction of the Secured Obligations.

SECTION 6.

REMEDIES

     6.   1.   Upon the occurrence of an Event of Default and as long as it shall be continuing, and as soon as the Pledgor or one of its legal successors is "in verzuim" as set forth in section 3:248 of the Dutch Civil Code, the Pledgee may, except as provided otherwise in the Agreements and with due observance of the provisions set forth in subsection 5.4 above, without demand, presentation or notice to the Pledgor or its legal successors, take any and all action as permitted by Dutch law for the purpose of foreclosing upon and exercising its rights as pledgee. Without prejudice to the generality of the foregoing, upon the occurrence of an Event of Default and as long as it shall be continuing and as soon as the Pledgor or one of its legal successors is "in verzuim" as set forth in section 3: 248 of the Dutch Civil Code, the Pledgee shall have the right, with due observance of the provisions of subsection 5.4 above, (i) to have the Shares sold in a public sale and to apply the proceeds of such public sale as provided in subsection 2 hereof, or (ii) to request the competent
               Dutch court to order that the Shares be sold or the pledge established by or pursuant to this Deed of Pledge be otherwise realized in a manner prescribed or authorized by such court and to apply the proceeds of such sale or realization as provided in subsection 2 hereof, all of the foregoing subject to the then applicable provisions of Dutch law and of the Articles of Association of the Company as the same shall read at the relevant time.

     6.   2.   The proceeds shall be applied in accordance with section 3:253 of the Dutch

               Civil Code.

     6.   3.   To the extent necessary and to the fullest extent permitted under applicable law, the Pledgor hereby waives, irrevocably and unconditionally, any and all preemption rights that it may have in case of a public or private sale of all or any of the B shares by or on behalf of the Pledgor pursuant to this Deed of Pledge.

     6.   4.   The Pledgee agrees to give notice to the Pledgor or its legal successors of the exercise of its right to foreclose upon the Shares or any other parts of the Collateral; provided, however, that, subject to the provisions of subsection 5.4 above, any delay in giving such notice shall not affect the rights or powers of the Pledgee under this Deed of Pledge, the Agreements or the Guarantee in any respect.

SECTION 7.

AMENDMENTS

No variation, modification, termination or waiver of this Agreement shall be considered valid and as constituting part of this Deed of Pledge, unless such variation, modification, termination or waiver, shall have been made in writing and signed by the Pledgee and the Pledgor.

SECTION 8.

TERMINATION

This Deed of Pledge shall remain in full force and effect until the Pledgor has fully and finally satisfied all Secured Obligations under this Deed of Pledge and the Pledgee shall thereafter upon request confirm such release in writing.

Upon the occurrence of an exchange as provided for in subsection 5.4, the Pledgee shall release the relevant B shares from the right of pledge, with the understanding that the Pledgee shall not do so until the equivalent number of LTBM A shares have been pledged in favor of the Pledgee.

On each Expiration Date (as such term is defined in the Blouin Call Option Agreement) the Pledgee shall release a number of Shares hereunder equal to the number of Option Shares (as defined in the Blouin Option Agreement) with respect to which either (i) the Pledgee has exercised its option provided in the Blouin Call Option Agreement and the Obligor has fully complied with all of its obligations relating to such exercise under the Blouin Call Option Agreement or
(ii) the Pledgee has failed to exercise the option provided in the Blouin Call Option Agreement.

SECTION 9.

NOTICES

Any notices, requests and other communication between the parties to this Agreement shall be given or made in writing by registered mail, internationally recognized courier services, or facsimile at the addresses specified on the first page of this Deed of Pledge or at such other address as any party hereto may designate. All notices, requests and other communications under or in connection with this Agreement shall be deemed to be given, if by personal delivery, upon delivery at the address specified and if by facsimile, upon receipt by the sender of a transmission report showing the notice or communication has been sent in its entirety.

SECTION 10.

GOVERNING LAW

This Deed of Pledge shall be governed by and construed in accordance with the laws of the Netherlands.

SECTION 11.

ILLEGALITY AND UNENFORCEABILITY

If a provision of this deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect the legality, validity or enforceability of any other provision of this deed and the legality, validity or enforceability in other jurisdictions of that or any other provision of this Deed of Pledge.

SECTION 12.

NO DISSOLUTION

The Pledgor and the Pledgee each waive any rights it may have to dissolve the agreements, terms and obligations under this Deed of Pledge pursuant to Section 6: 265 of the Dutch Civil Code or on any other ground.

SECTION 13.

REPRESENTATIONS AND WARRANTIES

All agreements, representations and warranties made herein are made in addition to those made in the Agreements or the Guarantee.

SECTION 14.

WAIVER

No failure on the part of the Pledgee to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Pledgee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

SECTION 15.

HEADINGS

Section headings used in this Deed of Pledge are for convenience of reference only and shall not affect the construction of this Deed of Pledge.

FINAL STATEMENTS

THE COMPANY HEREBY DECLARES THAT:

o    it has reviewed this Deed of Pledge;

o it hereby acknowledges the pledge of the Shares set forth in this Deed of Pledge;

o    it shall act in accordance with the provisions of this Deed of Pledge;

o it shall without delay register the pledge of the Shares in the shareholders register of the Company and the exact date of this pledge and shall issue to the Pledgee as soon as practically possible an extract from such register relating to the pledge of the Shares.

Signed on November 29, 2002

BANITA S.A.


By /s/ Rui Fernandes Da Costa
   ----------------------------------
   Director

By /s/ Maggy Kohl
   ----------------------------------
   TMF Corporate Services S.A.

By /s/ Hugo Neuman
   ----------------------------------
   TMF Corporate Services S.A.


TRIEF CORPORATION S.A.



By /s/ Yves Moutran
   ----------------------------------

TRADER CLASSIFIED MEDIA N.V.



By /s/ John H. MacBain
   ----------------------------------